SUPPLY AGREEMENT

This SUPPLY AGREEMENT (this “Agreement”) is dated as of June 30, 2005 and is between JUBILANT ORGANOSYS LTD., a company organized under the laws of the Republic of India (“Jubilant”), and TRIGEN LABORATORIES, INC., a Delaware corporation (“Trigen”). Each of Jubilant and Trigen are sometimes referred to herein as a “party” and, collectively, as the “parties.”

RECITALS

WHEREAS, Trigen is engaged in, among other things, the development and manufacture of generic pharmaceutical products;

WHEREAS, Jubilant is engaged in, among other things, the manufacture of active pharmaceutical ingredients;

WHEREAS, Trinity Laboratories, Inc., a Delaware corporation (“Trinity”), owns all of the issued and outstanding capital stock of Trigen;

WHEREAS, Trinity and an Affiliate of Jubilant are parties to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated of even date herewith; and

WHEREAS, the closing of the transactions contemplated by the Stock Purchase Agreement is conditioned upon the parties entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

“Affiliate” means: (a) with respect to a person, any member of such person’s family; and (b) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

“ANDA” means an Abbreviated New Drug Application filed with the FDA.

“API” means an active pharmaceutical ingredient.

“cGMP” means current Good Manufacturing Practices promulgated by the FDA and analogous practices promulgated by the governing health authority of any other country in which the Jubilant Products are manufactured.

“Confidential Information” means, with respect to a party, all information of any kind whatsoever (including, without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including, without limitation, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports), which is disclosed by such party or its agents or Affiliates to the other party and is marked or identified as confidential at the time of disclosure to the other party or is of a nature that would reasonably be understood as confidential. Notwithstanding the foregoing, Confidential Information of a party does not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by employees or agents of the other party without use of such information disclosed by the disclosing party to the other party.

“Control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“FD&C Act” means the Federal Food, Drug and Cosmetic Act and the rules and regulations of the FDA promulgated thereunder.

“Jubilant Product” means an API manufactured by Jubilant or any of its Affiliates and listed on Schedule A attached hereto, as the same may be amended from time to time by written agreement of the parties, provided however, that the specifications of a Jubilant Product shall be as Trigen and Jubilant mutually agree in writing.

“Minority Stockholder Board Designees” is defined in that certain Stockholders Agreement, dated of even date herewith, among Trinity, Jubilant Pharma PTE. Ltd., a company organized under the laws of Singapore, and the other parties signatory thereto.

“Term” is defined in Section 10.1.

“Territory” means the United States of America.

ARTICLE 2
MANUFACTURE, SUPPLY AND PURCHASE

Section 2.1        Supply and Purchase Obligations of Jubilant Products. During the Term, and subject to and upon the terms and conditions of this Agreement, Jubilant shall supply to Trigen, and Trigen shall purchase exclusively from Jubilant, all of Trigen’s requirements for Jubilant Products for use in the Territory. Trigen hereby acknowledges that nothing contained herein precludes Jubilant, whether inside the Territory or outside of the Territory, from manufacturing or supplying Jubilant Products or any APIs to any party other than Trigen.

Section 2.2        Manufacturing Practices.

(a)           cGMP; Jubilant Product Specifications. Jubilant shall manufacture the Jubilant Products in accordance with cGMP, the Jubilant Product specifications and applicable laws and regulations.

(b)           Certificates of Analysis. Jubilant shall provide Trigen with a certificate of analysis for each shipment of Jubilant Products manufactured and supplied hereunder, based upon a reference standard established by Jubilant and reasonably acceptable to Trigen, certifying that the Jubilant Products conform to cGMP and Jubilant Product specifications.

Section 2.3        Forecasts and Orders.

(a)           Within ninety (90) days of the date of this Agreement, Jubilant shall provide Trinity with a written list of all APIs manufactured by Jubilant and its Affiliates and that are available for supply by Jubilant to Trigen as Jubilant Products pursuant to this Agreement. Within one hundred twenty (120) days after the date of this Agreement, (i) Jubilant and Trigen shall agree upon the initial Jubilant Products to be supplied by Jubilant to Trigen pursuant to this Agreement, which Jubilant Products shall be set forth on Schedule A attached hereto and signed by each of the parties, and (ii) Trigen shall place a binding purchase order for such Jubilant Products for the third calendar quarter of 2005.

(b)           Thereafter, not later than thirty (30) business days prior to the start of each calendar quarter during the Term, Trigen shall provide to Jubilant a rolling forecast that estimates the quantity of each Jubilant Product to be purchased by Trigen during the upcoming four calendar quarters. The first calendar quarter of each such forecast will constitute a purchase order from Trigen binding on both parties hereto for the amounts forecasted for each Jubilant Product for such calendar quarter. Except for the first calendar quarter of each such rolling forecast, which constitutes a binding purchase order, such forecast will constitute an estimate of Trigen’s requirements for each Jubilant Product, which is supplied for the convenience of Jubilant, is non-binding on Trigen, and will not be constitute an order of Jubilant Product.

(c)           Trigen shall place orders for the Jubilant Products on Trigen’s standard form purchase order on a calendar quarter basis. Each such purchase order must specify each Jubilant Product ordered, the quantity of each Jubilant Product ordered, the place of delivery and the delivery date(s) and the date of shipment which must not be less than thirty (30) days after the date of such purchase order. In the event of a conflict between the terms and conditions of any purchase order and this Agreement, the terms and conditions of this Agreement will prevail.

Section 2.4        Facility and Records Maintenance. Jubilant shall maintain and operate the manufacturing facility(ies) at which the Jubilant Products are manufactured (collectively, the “Facility”) and implement and maintain such quality control procedures, so as to be able to perform its obligations hereunder in compliance with all applicable laws, including without limitation cGMP, and the Jubilant Product specifications. Each party shall promptly notify the other party upon receipt by it of any adverse notice from any governmental agency relating to the Jubilant Products, employees, environmental conditions or the operation of the Facility. Jubilant shall maintain true and complete books and records of all data relating to the manufacture, supply and sale of the Jubilant Products.

Section 2.5         Contract Manufacturing. Trigen and Jubilant hereby agree that Jubilant will have the right in connection with Jubilant’s supply obligations hereunder to contract with one or more Affiliates and/or third parties for the manufacture and supply of the Jubilant Products to Trigen; provided, however, that Jubilant shall cause each such Affiliate and third party to comply fully with the terms and conditions set forth in this Agreement with respect to the manufacture and supply of Jubilant Products to Trigen.

ARTICLE 3
PACKAGING, DELIVERY AND ACCEPTANCE

Section 3.1        Delivery of Jubilant Products. Trigen shall provide Jubilant with appropriate instructions for each shipment of Jubilant Products, designating the carrier, destination, method of transport and insurance requirements. All Jubilant Products supplied under this Agreement shall be shipped F.O.B. ex the Facility. Trigen shall pay all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of the Jubilant Products purchased by Trigen hereunder. Title and risk of loss to the Jubilant Products purchased by Trigen hereunder will pass through to Trigen F.O.B. ex the Facility. All of the Jubilant Product shall be packaged, labeled and marked in accordance with the Jubilant Product specifications. An itemized packing list shall accompany each shipment. Trigen assumes no liability for any Jubilant Products produced, processed or shipped in excess of the amount specified in any purchase order.

Section 3.2        Acceptance and Rejection.

(a)           If a shipment of Jubilant Products or any portion thereof fails to conform to the Jubilant Product specifications, then Trigen may reject such nonconforming shipment or the nonconforming portion thereof, as the case may be. Trigen shall give written notice to Jubilant of its rejection hereunder within fourteen (14) days from date of receipt of Jubilant Product by Trigen, specifying in detail the grounds for such rejection. The non-conforming shipment of Jubilant Products, or the non-conforming portion thereof, shall be held for Jubilant’s disposition, or shall be returned to Jubilant, in each case at Jubilant’s expense, as directed by Jubilant. Jubilant shall use commercially reasonable efforts to replace the non-conforming shipment of Jubilant Products, or the non-conforming portion thereof, with conforming Jubilant Products as soon as reasonably practicable after receipt of notice of rejection thereof, and in any event will ship conforming Jubilant Products within thirty (30) days after receipt of notice of rejection thereof at no cost to Trigen. Jubilant shall make arrangements with Trigen for the return or destruction, at Jubilant’s option and cost, of any rejected Jubilant Products. All such return shipping charges or costs of destruction shall be paid by Jubilant.

(b)           In the event that Trigen has paid for rejected Jubilant Products, and such Jubilant Products have not been satisfactorily replaced, Jubilant shall promptly refund or, at Trigen’s option, extend a credit to Trigen for the full amount paid by Trigen for such Jubilant Products or dispute such claim and, if necessary, initiate dispute resolution in accordance with Section 3.2(c).

(c)            In the event of a conflict regarding any nonconforming Jubilant Products which Jubilant and Trigen are unable to resolve, a sample of such Jubilant Products, together with mutually agreed upon questions, shall be submitted by Trigen to an independent laboratory reasonably acceptable to both parties for testing against the Jubilant Product specifications. The test results obtained by such laboratory will be final and binding upon the parties. The fees and expenses of such laboratory testing, and all additional shipping and transportation costs incurred as a result of the dispute, shall be borne entirely by the party against whom such laboratory’s findings are made. In the event the test results obtained by such laboratory indicate that the Jubilant Products in question do not conform to the Jubilant Product specifications, Jubilant shall replace such Jubilant Products with conforming Jubilant Products in accordance with this Section 3.2.

ARTICLE 4
PRICE AND PAYMENT TERMS

Section 4.1        Purchase of Jubilant Products. Subject to Section 2.1, Trigen shall purchase from Jubilant each shipment of Jubilant Products accepted pursuant to Section 3.2. The price for each Jubilant Product will be the lowest price at which Jubilant is then selling such Jubilant Product to any non-Affiliate customer in the Territory. If a Jubilant Product is not being sold to a non-Affiliate customer in the Territory, then the price for such Jubilant Product shall be as mutually agreed in writing by the parties.

Section 4.2        Invoicing. Upon shipment of Jubilant Products to Trigen, Jubilant shall submit invoices therefor to Trigen. Trigen shall pay each invoice in full within sixty (60) days from the date of shipment by Jubilant. In the event any invoice is disputed by Trigen in good faith, Trigen shall remit payment for the undisputed portion of such invoice and the parties shall cooperate in good faith to resolve any such dispute. Trigen shall make all payments due hereunder in U.S. Dollars.

Section 4.3        Sales and Use Taxes. Trigen shall be solely responsible for the payment of all federal, state or local taxes, use or value added taxes, excise or similar charges, or other tax assessments (including that assessed against income), assessed or charged on the sale of the Jubilant Products to Trigen pursuant to this Agreement.

ARTICLE 5
FURTHER OBLIGATIONS OF THE PARTIES

Section 5.1        Facility Qualification. Jubilant shall, at no cost to Trigen, take all such actions to promptly qualify with the FDA (and thereafter to maintain qualification of) the Facility, as required under applicable law in the United States, including, without limitation, cGMP.

Section 5.2        Exclusive Marketing, Until the earlier of (i) the date on which Trinity becomes a reporting company under the Securities Exchange Act of 1934, as amended from time to time, and (ii) December 31, 2008, Jubilant shall, within the Territory, market each of its finished dosage form generic pharmaceutical products exclusively through Trigen; provided, however, that in the event Jubilant elects to market any generic finished dosage form pharmaceutical product that may result from the pre-ANDA products provided by Jubilant to Trigen pursuant to Section 5.3, Jubilant shall market such generic finished dosage form pharmaceutical products in the Territory exclusively through Trigen during the term of this Agreement.

Section 5.3        Jubilant ANDAs. Jubilant shall provide to Trigen an aggregate of ten (10) pre-ANDA products (inclusive of pilot bio-studies), of which five (5) shall be provided without cost, and five (5) shall be provided at a cost of two hundred fifty thousand dollars (US $250,000) dollars each. Jubilant shall exercise commercially reasonable efforts to provide such pre-ANDA products to Trigen as soon as commercially practicable; provided, however, that Jubilant shall in any event provide such pre-ANDA products to Trinity within a period of three (3) years from the date of this Agreement; provided, however, that such three (3) year period may be extended by Jubilant for up to six (6) months. Trigen shall be entitled to choose the pre-ANDA products based on APIs developed or under development by Jubilant; provided, however, that the cost of APIs of the referenced products shall be borne entirely by Trigen. Trigen and Jubilant shall mutually agree upon the pre-ANDA products to be selected, the dates on which such pre-ANDA products will be transferred to Trigen, and the payment dates for the same.

Section 5.4        Further Obligations of Jubilant. During the Term, Jubilant shall:

(a)           Promptly respond to all reasonable inquiries from Trigen pertaining to the supply of the Jubilant Products.

(b)           Conduct stability testing in accordance with cGMP requirements and the Jubilant Product specifications.

Section 5.5        Further Obligations of Trigen. During the Term, Trigen shall:

(a)           Promptly respond to all reasonable inquiries from Jubilant pertaining to the supply of the Jubilant Products.

(b)           Promptly notify Jubilant of any comments, responses or notices received from the FDA, or other applicable regulatory authorities, which relate to or may impact any Jubilant Product or any product in which a Jubilant Product is incorporated.

ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.1        Jubilant’s Representations, Warranties and Covenants. Jubilant hereby represents and warrants to Trigen and covenants as follows:

(a)           Jubilant is a corporation duly organized and validly existing under the laws of the Republic of India.

(b)           Jubilant has the requisite power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder, including, without limitation, supplying the Jubilant Products to Trigen in accordance with the terms of this Agreement.

(c)           All Jubilant Products delivered by Jubilant to Trigen shall, at the time of shipment, have been formulated, manufactured, packaged and stored by Jubilant in conformity with cGMP and the Jubilant Product specifications and shall not be adulterated or otherwise violative of the FD&C Act or other applicable law.

(d)           The execution of this Agreement by Jubilant and the full performance of Jubilant’s obligations hereunder are not and will not be in violation of or in conflict with any material obligation Jubilant has to any third party.

(e)           Jubilant is not debarred and Jubilant has not and will not use in any capacity the services of any person debarred under subsection 306(a) or (b) of the Generic Drug Enforcement Act of 1992.

(f)           There are no pending investigations, adverse third party allegations or actions, or claims against Jubilant, or to Jubilant’s knowledge, threatened action against Jubilant in any court or by or before any governmental body or agency, with respect to any Jubilant Product, the Facility or Jubilant’s obligations set forth herein which may adversely affect Jubilant’s ability to perform fully its obligations under this Agreement.

(g)           Jubilant shall obtain and maintain throughout the Term all necessary and material licenses, permits or approvals required by the FDA or other relevant governmental agency in connection with the manufacturing, packaging, storage and shipment of the Jubilant Products, and the performance of its other obligations hereunder, including, without limitation, permits relating to the Facility.

(h)           The Jubilant Products delivered to Trigen pursuant to this Agreement, at the time of delivery, shall be free and clear of all liens, security interests or other encumbrances.

(i)           The Jubilant Products delivered to Trigen pursuant to this Agreement do not and shall not infringe or misappropriate any patent, trade secret, or other intellectual property right of any third party.

(j)           EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY MADE IN THIS AGREEMENT, JUBILANT MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE JUBILANT PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

Section 6.2        Trigen’s Representations, Warranties and Covenants. Trigen hereby represents and warrants to Jubilant and covenants as follows:

(a)           Trigen is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)           Trigen has the requisite corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder.

(c)           The execution of this Agreement by Trigen and the full performance of Trigen’s obligations hereunder are not and will not be in violation of or in conflict with any material obligations Trigen has to any third party.

(d)           Trigen is not debarred and Trigen has not and will not use in any capacity the services of any person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992.

(e)           Trigen has and will maintain throughout the term of this Agreement all material permits necessary for Trigen to perform fully its obligations hereunder in accordance with applicable law.

(f)           There are no pending investigations, adverse third party allegations or actions, or claims against Trigen, or to Trigen’s knowledge, threatened action against Trigen in any court or by or before any governmental body or agency, with respect to any Jubilant Product or Trigen’s obligations set forth herein which may adversely affect Trigen’s ability to perforin fully its obligations under this Agreement.

ARTICLE 7
INDEMNIFICATION

Section 7.1        Jubilant’s Indemnity Obligations. Jubilant shall defend, indemnify and hold harmless Trigen, its Affiliates and their respective successors and permitted assigns (and the respective officers, directors, stockholders, partners and employees of each) from and against any and all losses, liabilities, claims, actions, proceedings, damages and expenses (including, without limitation, reasonable attorneys fees and expenses) (collectively, “Damages”) to the extent arising out of any breach of this Agreement by Jubilant or its Affiliates (exclusive of Trigen and Trinity Laboratories, Inc.), except to the extent such Damages give rise to an indemnification claim against Trigen under Section 7.2.

Section 7.2        Trigen’s Indemnity Obligations. Trigen shall defend, indemnify and hold harmless Jubilant and its Affiliates, and their respective successors and permitted assigns (and the respective officers, directors, stockholders, partners and employees of each) from and against any and all Damages to the extent arising: (a) out of the handling, possession, use, marketing, distribution or sale by Trigen or its Affiliates (exclusive of Jubilant and is Affiliates other than Trigen and Trinity Laboratories, Inc.) or any of their distributors or agents of any products containing any Jubilant Product supplied under this Agreement; or (b) out of any breach by Trigen or its Affiliates (exclusive of Jubilant and its Affiliates other than Trigen and Trinity Laboratories, Inc.) of this Agreement, except to the extent such Damages give rise to an indemnification claim against Jubilant under Section 7.1.

Section 7.3        Indemnification. A party that intends to make a claim indemnification under this ARTICLE 7 (the “Indemnitee”) shall notify the other party (the “Indemnitor”) promptly in writing of any action, claim or liability in respect of which the Indemnitee believes it is entitled to claim indemnification, provided that the failure to give timely notice to the Indemnitor shall not release the Indemnitor from any liability to the Indemnitee except to the extent the Indemnitor is prejudiced thereby. The Indemnitor shall have the right, by notice to the Indemnitee, to assume the defense of any such action or claim within fifteen (15) days after the Indemnitor’s receipt of notice of any action or claim with counsel of the Indemnitor’s choice and at the sole cost of the Indemnitor. If the Indemnitor so assumes such defense, the Indemnitee may participate therein through counsel of its choice, but at the sole cost of the Indemnitee. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all reasonable out of pocket costs of such assistance shall be for the account of the Indemnitor. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party which shall not be unreasonably withheld or delayed; provided that the Indemnitee shall have no obligation to consent to any settlement of any such action or claim which imposes on the Indemnitee any liability or obligation which cannot be assumed and performed in full by the Indemnitor, and the Indemnitee shall have no right to withhold its consent to any settlement of any such action or claim if the settlement involves only the payment of money by the Indemnitor or its insurer.

Section 7.4        Limitations on Indemnification. Notwithstanding any contrary provision herein no party will be entitled to indemnification with respect to any claim or suit to the extent such claim or suit results from its own gross negligence or willful misconduct.

ARTICLE 8
RELATIONSHIP BETWEEN THE PARTIES

Nothing contained in this Agreement will be deemed to constitute a partnership or joint venture between Jubilant and Trigen or to constitute one as the agent of the other. Jubilant and Trigen shall act solely as independent contractors, and nothing in this Agreement will be construed to give either party the power or authority, express or implied, to act for, bind, or commit the other party.

ARTICLE 9
CONFIDENTIALITY AND PUBLIC DISCLOSURE

Each party shall treat as confidential the Confidential Information of the other party, and shall take all necessary precautions to assure the confidentiality of such information. Each party shall to return to the other party upon the expiration or termination of this Agreement all Confidential Information acquired from such other party, except as to such information it may be required to retain under applicable law or regulation, and except for one copy of such information to be retained by such party’s legal counsel. Neither party shall, during the period of this Agreement and for five (5) years thereafter, or for an indefinite period with respect to any Confidential Information that is a trade secret, without the other party’s express prior written consent, use or disclose any such Confidential Information for any purpose other than to carry out its obligations hereunder. Each party, prior to disclosure of such Confidential Information to any employee, consultant or advisor shall ensure that such person is bound in writing to observe the confidentiality provisions of this Agreement. The obligations of confidentiality will not apply to information that the receiving party is required by law or regulation to disclose; provided, however, that the receiving party shall so notify the disclosing party of its intent and cooperate with the disclosing party on reasonable measures to protect the confidentiality of such Confidential Information.

ARTICLE 10
TERM AND TERMINATION

Section 10.1      Term. The term (the “Term”) of this Agreement shall commence on the date hereof and be determined separately for each Jubilant Product on a Jubilant Product-by-Jubilant Product basis. The Term for each Jubilant Product shall commence on the date that the FDA approves an ANDA (an “FDA Approval Date”) for a product incorporating such Jubilant Product and shall terminate on the fifth (5th) anniversary of the FDA Approval Date of the product incorporating such Jubilant Product, unless earlier terminated pursuant to Section 10.2; provided, however, that the Term with respect to each Jubilant Product may be extended for one additional five-year period, upon written agreement of the parties.

Section 10.2      Termination. Prior to the expiration of the Term, this Agreement may be terminated:

(a)           upon the mutual written consent of Trigen and Jubilant; provided that such termination is first approved or consented to by the Board of Directors of Trinity, including the Minority Stockholder Board Designees; or

(b)           in the event either party ceases conducting business in a normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of, or becomes subject to, any proceeding under the Federal Bankruptcy Act or any other statute of any state or country relating to insolvency or the protection of creditor rights, the other party shall have a right to terminate this Agreement, provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the other party consents thereto or such proceeding is not dismissed within ninety (90) days after the filing thereof.

Section 10.3      Effect of Expiration and Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, including, without limitation, any liability or loss arising from a breach of this Agreement. The provisions of ARTICLE 6, ARTICLE 7 and ARTICLE 9 shall survive any expiration or termination of this Agreement.

ARTICLE 11
MISCELLANEOUS

Section 11.1      Notices. All notices or other communications given pursuant hereto by one party to the other party shall be in writing and deemed given (a) when delivered by messenger, (b) when sent by telecopier (with receipt confirmed), (c) when received by the addressee, if sent by Express Mail, FedEx or other express delivery service (receipt requested), or (d) five days after being mailed via U.S. first-class postage prepaid, registered or certified, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other party):

If to Trigen:
Trigen Laboratories, Inc.
207 Kiley Drive
Salisbury, Maryland 21801
Telecopier: (410) 860-8719
Attention: Ram Potti

If to Jubilant:
Jubilant Organosys Ltd.
I-A, Sector 16A
Institutional Area
Noida,U.P. 201301, India
Telecopier: +91 120 2516629
Attention: Shyam S. Bhartia

Section 11.2      Assignment. Neither party may assign or otherwise transfer this Agreement or any right or obligation hereunder (except in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction, or otherwise) without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

Section 11.3      Severability. If any provision of this Agreement is held unenforceable by any court of competent jurisdiction, all other provisions of this Agreement will remain effective. If any provision of this Agreement is held to be unenforceable only in part or degree, it will remain effective to the extent not held unenforceable.

Section 11.4      Entire Agreement. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter of this Agreement. It supersedes all prior agreements of the parties, whether oral or written, pertaining to the subject matter of this Agreement.

Section 11.5      Amendment. Schedule A to this Agreement may be amended to add, remove, or otherwise modify Jubilant Products and the transfer price for the Jubilant Products by written agreement of the parties. All other amendments to this Agreement will require both (1) the written agreement of the parties, and (2) the prior approval or consent of the Board of Directors of Trinity, including the Minority Stockholder Board Designees.

Section 11.6      No Waiver. The failure of either party to require performance by the other party of any of the other party’s obligations hereunder will in no manner affect the right of such party to enforce the same at a later time. No waiver by either party hereto of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation or warranty hereof.

Section 11.7      Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the choice of law rules thereof).

Section 11.8      Arbitration. In the event of a breach of this Agreement by any party, or any dispute hereunder, such dispute shall be settled by a panel of three (3) arbitrators in Newark, New Jersey (one of whom shall be selected by the Jubilant, one of whom shall be selected by Trigen and the third of whom shall be selected by the arbitrators selected by Jubilant and Trigen) who shall hold a hearing and make an award within sixty (60) days of filing. The arbitrators shall be selected and the proceedings and award conducted in accordance with the rules of the American Arbitration Association then pertaining. The arbitrators, in addition to any award that they shall make, shall have the discretion to award the prevailing party the costs of the proceedings together with attorneys’ fees. Any award made hereunder may be docketed in a court of competent jurisdiction. In the event there are any issues which are not arbitrable as a matter of law, as a condition precedent to a court making a determination of any non-arbitrable issues, any issues which may be arbitrated shall first be determined by arbitration pursuant to this section. Nothing in this Section 11.8 shall prohibit any party hereto from seeking injunctive relief from a court of competent jurisdiction in order to preserve or enforce such party’s rights hereunder.

Section 11.9      Headings. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

Section 11.10    Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument.

Section 11.11    Force Majeure. If either party is prevented from complying, either totally or in part, with any of the terms or provisions set forth herein by reason of force majeure including, by way of example and not of limitation, fire, flood, explosion, storm, strike, lockout or other labor dispute, riot, war, rebellion, accidents, acts of God, acts of governmental agencies or instrumentalities, failure of suppliers or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing contingencies or not, said party shall provide written notice of same to the other party. Said notice shall be provided within five (5) business days of the occurrence of such event and shall identify the requirements of this Agreement or such of its obligations as may be affected, and to the extent so affected, said obligations shall be suspended during the period of such disability. The party prevented from performing hereunder shall use reasonable good faith efforts to remove such disability, and shall continue performance whenever such causes are removed. The party so affected shall give to the other party a good faith estimate of the continuing effect of the force majeure condition and the duration of the affected party’s non-performance. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

JUBILANT ORGANOSYS LTD.

By:	/s/ R. Sankaraiah
Name: R. Sankaraiah
Title:

TRIGEN LABORATORIES, INC.

By:	/s/ P. Jagan Reddy
Name: P. Jagan Reddy
Title:

SCHEDULE A

JUBILANT PRODUCTS

Jubilant Product

JUBILANT ORGANOSYS LTD.		TRIGEN LABORATORIES, INC.

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date: